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                                                                     EXHIBIT 4.7

  [Nissan Auto Receivables Corporation][Nissan Auto Receivables Corporation II]
                              990 West 190th Street
                           Torrance, California 90502


                                                                Dated as of
                                                                [______________]

                           YIELD SUPPLEMENT AGREEMENT


[NAME OF [INDENTURE] TRUSTEE]
[__________________]
[__________________]

[NAME OF TRUST]
[NAME OF [OWNER] TRUSTEE]
[__________________]
[__________________]

Ladies and Gentlemen:

                [Nissan Auto Receivables Corporation][Nissan Auto Receivables Corporation II] (the "Company") hereby confirms arrangements made as of the date hereof with you, as [Indenture] Trustee and [Owner] Trustee for the benefit of [the Noteholders] [and] [the [Class [__]] Certificateholders], to be effective upon (i) receipt by the Company of the enclosed copy of this letter agreement (the "Yield Supplement Agreement"), executed by the Company, Nissan Motor Acceptance Corporation ("NMAC") [, the Indenture Trustee] [and the Owner Trustee], (ii) execution of the Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), between the Company and NMAC, (iii) receipt by NMAC of the payment by the Company of the purchase price under the Purchase Agreement, and (iv) the receipt by the Company of the capital contribution of NMAC in connection with the payment of the purchase price under the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the [Sale] [Pooling] and Servicing Agreement, dated as of the date hereof, among NMAC, as Servicer, the Company, and [Nissan Auto Receivables ____-_____ Owner Trust, as Issuer] [[NAME OF TRUSTEE], in its capacity as Trustee] (the "[Sale] [Pooling] and Servicing Agreement").

                1. On or prior to each Determination Date, the Servicer shall notify the Company [, Indenture Trustee] and the [Owner] Trustee of the "Yield Supplement Deposit" (as defined below) for the related Distribution Date, the amount on deposit in the Yield Supplement Account (as defined below), and the amount of reinvestment income during the related Collection Period on the Yield Supplement Account. The "Yield Supplement Deposit" means, with respect to any Distribution Date, the amount by which (i) the aggregate amount of interest that would have been due during the related Collection Period on all Yield Supplemented Receivables (as defined



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below) if such Yield Supplemented Receivables bore interest at the Required Rate
(as defined below) exceeds (ii) the amount of interest accrued on such Yield Supplemented Receivables at their respective APRs and due during such Collection Period. "Required Rate" means, with respect to each Collection Period, the sum of (i) the [Class B Interest Rate][weighted average interest rate of the Notes and the Class C Pass-Through Rate][specify rate] and (ii) the Servicing Rate. "Yield Supplemented Receivable" means any Receivable that has an APR less than the Required Rate.

        2. On or before the date hereof, the Owner Trustee shall establish and maintain with [the Securities Intermediary] and pledge to the [Indenture] Trustee [and the Owner Trustee] a segregated account in the name of the [Indenture] Trustee for the benefit of [the Noteholders] [and] [the Class [__] Certificateholders] [the Certificateholders] a segregated trust account in the name of the [Indenture] Trustee (the "Yield Supplement Account") [in accordance with the Securities Account Control Agreement], or such other account as may be acceptable to the Rating Agencies, and the [Company][Trust] hereby grants to the [Indenture] Trustee [and the Owner Trustee] for the benefit of [the Noteholders] [and] [the Class [__] Certificateholders] [Certificateholders] a first priority security interest in the monies on deposit and the other property that from time to time comprise the Yield Supplement Account (including the Initial Yield Supplement Amount), and any and all proceeds thereof (collectively, the "Yield Supplement Account Property"). The [Relevant] Trustee shall possess all of the rights of a secured party under the UCC with respect thereto. The Yield Supplement Account Property and the Yield Supplement Account shall be under the sole dominion and control of the [Relevant] Trustee. Neither the Company, the Trust nor any Person claiming by, through or under the Company or the Trust shall have any right, title or interest in, any control over the use of, or any right to withdraw amounts from, the Yield Supplement Account Property or the Yield Supplement Account. All Yield Supplement Account Property in the Yield Supplement Account shall be applied by the [Relevant] Trustee as specified in this Yield Supplement Agreement and the [Sale] [Pooling] and Servicing Agreement. The [Relevant] Trustee shall, not later than 5:00 P.M., New York City time on the Business Day preceding each Distribution Date, withdraw from the Yield Supplement Account and deposit in the [Collection Account] [Certificate Account] an amount equal to the Yield Supplement Deposit plus the amount of reinvestment income on the Yield Supplement Account for such Distribution Date.

        3. On or prior to the date hereof, the Company shall [[make a capital contribution to the Trust by depositing an amount equal to $___________] [deposit an amount equal to $_________] [in cash] into the Yield Supplement Account][, transfer retail installment sales contracts with an aggregate principal balance, as of the Cut-Off Date, of $_________ to the Trust] [and transfer receivables or other assets (including vehicle lease contracts) in an amount, collectively, equal to $__________ to the Trust] ([the][collectively,] "Initial Yield Supplement Amount"). [On each Distribution Date, the Servicer will deposit payments received with respect to the retail installment sales contracts referred to above into the Yield Supplement Account.] [On each Distribution Date, the Servicer will deposit payments received with respect to those receivables or other assets referred to above into the Yield Supplement Account.] The amount required to be on deposit in the Yield Supplement Account on the date of issuance of [the Notes] [the Certificates] and for each Distribution Date until the [Notes of all Classes and the Class [ ] Certificates] [Certificates of all Classes] have been paid in full [or the Indenture is otherwise



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terminated] (the "Required Yield Supplement Amount"), as determined by the
Servicer and notified to the [Relevant] Trustee, means an amount equal to the lesser of (i) the aggregate amount of each Yield Supplement Deposit that will become due on each future Distribution Date, assuming that payments on the Receivables are made on their scheduled due dates, no Receivable becomes a prepaid Receivable, and a discount rate of [ ]% and (ii) the Initial Yield Supplement Amount. The Required Yield Supplement Amount may decline as a result of prepayments or repayments in full of the Receivables. The [Relevant] Trustee shall have no duty or liability to determine the Required Yield Supplement Amount and may fully rely on the determination thereof by the Servicer. If, on any Distribution Date, the funds in the Yield Supplement Account are in excess of the Required Yield Supplement Amount for such Distribution Date after giving effect to all distributions to be made on such Distribution Date, the [Relevant] Trustee shall deposit the amount of such excess into the [Collection Account] [Certificate Account] for distribution by the [Relevant] Trustee in accordance with the terms of [Sale] [Pool] and Servicing Agreement. [The Yield Supplement Account shall [not] be part of the Trust.] [It is the intent of the parties that the Yield Supplement Account Property be treated as property of the Trust for all federal, state and local income and franchise tax purposes.] The provisions of this Yield Supplement Agreement should be interpreted accordingly. [Further, the Trust shall include in its gross income all income earned on the Yield Supplement Account Property and the Yield Supplement Account.]

        4. All or a portion of the Yield Supplement Account may be invested and reinvested in the manner specified in Section [5.08] [5.01] of the [Sale] [Pooling] and Servicing Agreement in accordance with written instructions from the Servicer. All such investments shall be made in the name of the [Relevant] Trustee. Earnings on investment of funds in the Yield Supplement Account shall be deposited in the [Collection Account] [Certificate Account] on each Distribution Date, and losses and any investment expenses shall be charged against the funds on deposit therein. Upon payment in full of the [Notes] [and] [Certificates], as directed in writing by the Servicer, the [Relevant] Trustee will release any amounts remaining on deposit in the Yield Supplement Account to the Owner Trustee for the benefit of the Certificateholders, which amounts the Owner Trustee will deposit in the [Collection Account] [Certificate Account]. If for any reason the Yield Supplement Account [is no longer an Eligible Deposit Account] [no longer satisfies the requirements relating to eligibility of accounts set forth in Section 5.01 of the Pooling and Servicing Agreement], the [Relevant] Trustee shall promptly cause the Yield Supplement Account to be moved to another institution or otherwise changed so that the Yield Supplement Account [becomes an Eligible Deposit Account] [complies with such requirements].

        5. Our agreements set forth in this Yield Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obligations hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

        6. [In order to more fully protect the interests of [the Noteholders] [and] [the Certificateholders], the Company will transfer, assign and convey its interest in this Yield Supplement Agreement to the Nissan Auto Receivables [____-____] [Owner] [Grantor] Trust established under the [Trust Agreement] [Pooling and Servicing Agreement]. Following such transfer, assignment and conveyance, this] [This] Yield Supplement Agreement shall not be amended, modified or terminated except in



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accordance with the provisions for amendments, modifications and terminations of the [Sale] [Pooling] and Servicing Agreement as set forth in Section [10.01] [13.01] of the [Sale] [Pooling] and Servicing Agreement.

        7. THIS YIELD SUPPLEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        8. Except as otherwise provided herein, all notices pursuant to this Yield Supplement Agreement shall be in writing, personally delivered, sent by telecopier, sent by courier or mailed by certified mail, return receipt requested, and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or telecopy number or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

                     The Company:

                     [Nissan Auto Receivables Corporation][Nissan Auto Receivables Corporation II]
                     990 West 190th Street
                     Torrance, California  90502
                     Attention:  Treasurer
                     Facsimile No.: 310-324-2542

                     [Indenture] Trustee:

                     [_______________]
                     [_______________]
                     [_______________]
                     [_______________]

                     Trust:

                     [_______________]
                     [_______________]
                     [_______________]
                     [_______________]

        9. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

        [10. Each of the parties hereto agrees and acknowledges that all of the rights and interests of the Indenture Trustee hereunder shall be automatically transferred to the Owner



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Trustee, and the Owner Trustee shall succeed to all such rights and interests, upon the payment in full of the Notes in accordance with the terms of the Indenture and the Sale and Servicing Agreement.]



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        If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.


                                            Very truly yours,

                                            [NISSAN AUTO RECEIVABLES
                                            CORPORATION][NISSAN AUTO RECEIVABLES
                                            CORPORATION II]

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




Agreed and accepted as of [_________,____]

NISSAN MOTOR ACCEPTANCE CORPORATION

By:
   ---------------------------------
   Name:
   Title:


[INDENTURE TRUSTEE] [TRUSTEE]
   AS [INDENTURE] TRUSTEE

By:
   ---------------------------------
   Name:
   Title:

TRUST

By:  [OWNER] TRUSTEE
     AS [OWNER] TRUSTEE


By:
   ---------------------------------
   Name:
   Title:



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